Exhibit 23.01

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (Nos. 333-107442, 333-85242, 333-73244, 333-47980, 333-87791) on Form S-8 of our report dated December 14, 2007, relating to the consolidated financial statements of Keynote Systems, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” and the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment”), and our report dated December 14, 2007 on Keynote Systems, Inc.’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness on the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Keynote Systems, Inc., for the year ended September 30, 2007.
/s/ DELOITTE & TOUCHE LLP
San Jose, CA
December 14, 2007